Exhibit 21

SUBSIDIARIES OF THE REGISTRANT
The following is a list of subsidiaries of the Company as of June 30, 2013, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Subsidiary	Jurisdiction of Incorporation or Organization	Ownership by Endo Health Solutions Inc.
Endo Pharmaceuticals Inc.	Delaware	Direct

Endo Inc.	Delaware	Direct

Endo Pharmaceuticals Solutions Inc.	Delaware	Indirect

HealthTronics, Inc.	Georgia	Direct

HealthTronics Information Technology Solutions, Inc.	Delaware	Indirect

UroCare, Inc.	Delaware	Indirect

Urosource Mobile Medical Solutions, Inc.	Texas	Indirect

Generics International (US Parent), Inc.	Delaware	Indirect

Generics Bidco I, LLC	Delaware	Indirect

Generics Bidco II, LLC	Delaware	Indirect

Quartz Specialty Pharmaceuticals, LLC	Delaware	Indirect

Endo Pharma Canada Inc.	New Brunswick	Indirect

Endo Pharma Ireland Limited	Dublin	Indirect

CPEC LLC	Delaware	Indirect

IPI Management Corp.	Massachusetts	Indirect

Endo Pharmaceuticals Valera Inc.	Delaware	Indirect

Ledgemont Royalty Sub LLC	Delaware	Indirect

Generics International (US Holdco), Inc.	Delaware	Indirect

Generics International (US Midco), Inc.	Delaware	Indirect

Generics International (US), Inc.	Delaware	Indirect

Moores Mill Properties LLC	Delaware	Indirect

Wood Park Properties LLC	Delaware	Indirect

Vintage Pharmaceuticals, LLC	Delaware	Indirect

American Medical Systems Holdings, Inc.	Delaware	Indirect

American Medical Systems, Inc.	Delaware	Indirect

American Medical Systems Australia PTY LTD.	Australia	Indirect

American Medical Systems Benelux B.V.B.A.	Belgium	Indirect

American Medical Systems Canada Inc.	Canada	Indirect

American Medical Systems Deutschland GmbH	Germany	Indirect

American Medical Systems Europe B.V.	The Netherlands	Indirect

American Medical Systems France S.A.S	France	Indirect

American Medical Systems Iberica S.L.	Spain	Indirect

American Medical Systems Luxembourg S.à.r.l.	Luxembourg	Indirect

American Medical Systems UK Limited	United Kingdom	Indirect

AMS - American Medical Systems do Brasil Produtos Urológicos e Ginecológicos Ltda.	Brazil	Indirect

AMS Japan Inc.	Japan	Indirect

AMS Research Corporation	Delaware	Indirect

Exhibit 21

Subsidiary	Jurisdiction of Incorporation or Organization	Ownership by Endo Health Solutions Inc.
AMS Sales Corporation	Delaware	Indirect

AMS Sverige A.B.	Sweden	Indirect

Laserscope	California	Indirect

AMS Bermuda ULC	Bermuda	Indirect

AMS Medical Technologies ULC	Ireland	Indirect

AMS Medical Systems Ireland Limited	Ireland	Indirect

AMS India, Inc.	Delaware	Indirect